Monaker Group, Inc. S-1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement of Monaker Group, Inc., on Form S-1 to be filed with the commission on or about September 25, 2017 of our report dated May 4, 2017 relating to the consolidated financial statements of Monaker Group, Inc., which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

September 25, 2017